Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR SECOND QUARTER 2007

Hoffman Estates, Ill. (August 8, 2007) – Career Education Corporation (NASDAQ: CECO) today reported consolidated revenue from continuing operations of $405.3 million and income from continuing operations, net of tax, of $11.0 million, or $0.12 per diluted share, during the second quarter of 2007, compared to consolidated loss from continuing operations, net of tax, of ($40.0) million, or ($0.41) per diluted share, during the second quarter of 2006.

“We have made progress with respect to several of our key internal metrics that we believe will drive future performance,” said Gary E. McCullough, Chief Executive Officer.  “Our new student start growth of 16% and population growth of 4% are higher than they have been in over a year, and conversion rates, show rates and retention rates continue to improve.  Our goal is to finalize and execute on a strategic plan that will allow us to sustain these positive trends, address our issues, and better position the company for profitable, long-term growth.”

RESULTS OF CONTINUING OPERATIONS

The company is in the process of selling 11 of its schools and campuses, including the nine campuses that comprise the Gibbs division, McIntosh College, and Lehigh Valley College.  The results of these 11 schools and campuses are reflected in this release as discontinued operations.  Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

During the second quarter of 2007, we announced our decision to “teach out” our two Brooks College campuses in Long Beach and Sunnyvale, California that previously were held for sale.  Accordingly, the operating losses of our two Brooks College campuses previously reported in discontinued operations are now included in results from continuing operations for all 2007 and 2006 periods presented.

Three Months Ended June 30, 2007

•       Consolidated revenue was $405.3 million during the second quarter of 2007, a 10.5 percent decrease from consolidated revenue of $452.6 million during the second quarter of 2006.  Revenue generated by the University segment’s fully-online platforms decreased 24.5 percent to $136.2 million during the second quarter of 2007, from $180.3 million during the second quarter of 2006.  The decrease in revenue was primarily due to a decrease in average revenue per student.  The decrease in average revenue per student was primarily due to a population mix change that included an increase in students in our University segment’s fully-online associate degree programs, which offer lower tuition rates than those of our University segment’s fully-online bachelor’s degree and master’s degree programs, and more part-time students at CTU Stonecliffe, the associate degree division of CTU Online.  The increase in online associate degree-seeking students was a result of a pricing decline in our AIU Online associate programs and strong student population growth at CTU Stonecliffe.

•       Consolidated income from operations increased to $11.9 million during the second quarter of 2007, from consolidated loss from operations of ($21.8) million during the second quarter of 2006.  Operating profit margin percentage was 2.9 percent during the second quarter of 2007, compared to operating loss margin percentage of (4.8) percent during the second quarter of 2006. Second quarter 2006 consolidated loss from operations of ($21.8) million included a pre-tax goodwill impairment charge of approximately $85.0 million.  Excluding the impact of the goodwill impairment charge, income from operations and operating profit margin percentage during the second quarter of 2006 were $63.2 million and 14.0 percent, respectively.

The University segment’s fully-online platforms’ income from operations declined to $30.9 million during the second quarter of 2007, from $67.6 million during the second quarter of 2006.

•       Consolidated income from operations during the second quarter of 2007 reflect the impact of the following unusual items that affect the comparability of our second quarter 2007 results with those reported in prior periods:

•       During the second quarter of 2007, we recorded expenses of approximately $13.1 million in connection with the probable settlement in the near term of certain legal matters.

•       Also, as discussed above, we made the decision during the second quarter of 2007 to “teach out” our two Brooks College campuses that were previously held for sale.  The operating losses of these two campuses previously reported in discontinued operations are now included in results from continuing operations.

•       In addition, our 2007 second quarter and year-to-date operating results include operating losses incurred by our Istituto Marangoni schools, which we acquired during the first quarter of 2007.

All three of these unusual items effectively reduced our second quarter 2007 consolidated income from operations and operating profit margin percentage, as shown in the table below (dollars in millions):

	Impact on Consolidated Income From Operations	Impact on Operating Profit Margin Percentage
Probable settlements of certain legal matters	$(13.1)	(3.2)%
Brooks College operating loss	$(2.3)	(0.6)%
Istituto Marangoni operating loss	$(0.8)	(0.2)%

Excluding the impact of the items highlighted in the table above and the goodwill impairment charge recorded during the second quarter of 2006, operating profit margin percentage decreased from the second quarter of 2006 to the second quarter of 2007.  The decrease in operating profit margin percentage was primarily due to lower revenue per student, a student population mix change among our AIU and CTU fully-online programs, and increased occupancy expense and other fixed costs as a percentage of revenue due to declines in revenue. The adverse impact on the second quarter 2007 operating profit margin percentage of the factors discussed above was offset, in part, by a decrease in bad debt expense as a percentage of revenue.

•                    Consolidated income from continuing operations, net of tax, during the second quarter of 2007 was $11.0 million, or $0.12 per diluted share, compared to consolidated loss from continuing operations, net of tax, of ($40.0) million, or ($0.41) per diluted share, during the second quarter of 2006.  The goodwill impairment charge of $85.0 million recorded during the second quarter of 2006 reduced second quarter 2006 consolidated income from operations, net of tax, per diluted share by approximately $0.81.  The following three unusual items, which are discussed above, effectively reduced consolidated income from continuing operations, net of tax, during the second quarter of 2007 as follows (in millions, except per share data):

	Pretax Charge	Tax Benefit	Net Charge	Impact on Earnings Per Diluted Share
Probable settlements of certain legal matters	$(13.1)	$4.8	$(8.3)	$(0.088)
Brooks College operating loss	$(2.3)	$0.8	$(1.5)	$(0.016)
Istituto Marangoni operating loss	$(0.8)	$0.3	$(0.5)	$(0.005)

Six Months Ended June 30, 2007

•                    Consolidated revenue was $833.3 million during the six months ended June 30, 2007, relative to $942.6 million during the six months ended June 30, 2006.  Revenue generated by the University segment’s fully-online platforms decreased 26.7 percent, to $273.6 million during the six months ended June 30, 2007, from $373.4 million during the six months ended June 30, 2006.

•                    Income from operations declined to $58.1 million during the six months ended June 30, 2007, from $75.9 million during the six months ended June 30, 2006.  Operating income margin percentage decreased to 7.0 percent during the six months ended June 30, 2007, from 8.1 percent during the six months ended June 30, 2006.

•                    Consolidated income from continuing operations, net of tax, during the six months ended June 30, 2007, was $44.3 million, or $0.46 per diluted share, relative to $24.3 million, or $0.24 per diluted share, during the six months ended June 30, 2006.

RESULTS OF DISCONTINUED OPERATIONS

Loss from discontinued operations associated with our 11 schools and campuses currently held for sale was $5.9 million, net of tax, during the second quarter of 2007, compared to loss from discontinued operations of $7.5 million, net of tax, during the second quarter of 2006.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•              Cash used in operating activities was $0.9 million during the second quarter of 2007, compared to cash provided by operating activities of $8.8 million during the second quarter of 2006.  The decrease is primarily attributable to the decrease in net income during the second quarter of 2007, excluding the second quarter 2006 non-cash goodwill impairment charge of $85.0 million.

•              Capital expenditures decreased to $14.5 million during the second quarter of 2007, from $25.6 million during the second quarter of 2006.  Capital expenditures represented 3.3 percent of total consolidated revenue, including revenue generated by schools and campuses held for sale, during the second quarter of 2007.

Financial Position

•              As of June 30, 2007 and December 31, 2006, cash and cash equivalents and investments totaled $363.3 million and $447.6 million, respectively.  This decrease is primarily attributable to approximately $124.9 million used by the company during the first six months of 2007 to repurchase approximately 4.0 million shares of its common stock.

•              Quarterly days sales outstanding (DSO) were 12 days as of June 30, 2007, an increase of one day from DSO as of June 30, 2006, of 11 days.

Stock Repurchase Program

Since July 2005, CEC’s Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of the company’s common stock.  Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements.  The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the second quarter of 2007, the company repurchased 2.3 million shares of its common stock for approximately $75.0 million at an average price of $32.34 per share.  Since the inception of the program, the company has repurchased 14.7 million shares of its common stock for approximately $491.2 million.

As of June 30, 2007, approximately $308.8 million was available under the stock repurchase program to repurchase outstanding shares of the company’s common stock.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of July 31, 2007 and 2006, was as follows:

	Population July 31, 2007 (1)	Population July 31, 2006 (1)	Percentage Difference
Academy (2)	8,600	8,100	6%
Colleges	6,900	7,900	(13)%
Culinary Arts	11,000	10,600	4%
Health Education	11,800	10,400	13%
International	1,000	700	43%
University (3)	39,500	37,700	5%
CEC Consolidated	78,800	75,400	4%

(1)            Segment and CEC consolidated student population data does not include the student population of schools held for sale or schools in the process of a teach-out.

(2)            As of July 31, 2007, the Academy segment population included approximately 80 students who were taking classes at such date in fully-online academic programs offered by Academy segment schools.  There were no Academy segment fully-online students as of July 31, 2006.

(3)            As of July 31, 2007 and 2006, the University segment population included approximately 30,800 students and 28,500 students, respectively, who were taking classes at such dates in fully-online academic programs offered by University segment schools.

New Student Starts

New student starts by reportable segment during the second quarter of 2007 and 2006, were as follows:

	Second quarter 2007 (1)	Second quarter 2006 (1)	Percentage Difference
Academy	1,230	1,080	14%
Colleges	620	780	(21)%
Culinary Arts	2,090	1,690	24%
Health Education	3,660	3,010	22%
International	330	330	—
University (2)	12,250	10,510	17%
CEC Consolidated	20,180	17,400	16%

(1)                          Segment and CEC consolidated student starts data does not include student starts of schools held for sale or schools in the process of a teach-out.

(2)                          University segment new student starts includes approximately 10,680 students and 8,980 students, respectively, who began taking classes in fully-online academic programs offered by the University segment schools during the second quarter of 2007 and 2006.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on August 9, 2007, at 10:00 AM (Eastern Time).  Interested parties can access the live webcast of the conference call at www.careered.com.  Participants can also listen to the conference call by dialing 866-831-6234 (domestic) or 617-213-8854 (international) and citing code 12290103.  Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection.  An archived version of the conference call webcast will be accessible for 90 days at www.careered.com.  A replay of the conference call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 89699477.

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in Canada, France, Italy, and the United Kingdom, and offer doctoral, master's, bachelor's, and associate degrees and diploma and certificate programs. Approximately half of our students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; the Harrington College of Design; the Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, its educators, and its employees, CEC strives to provide quality education that enables its students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company's website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as "anticipate," “believe,” “plan,” "expect," “intend,” "project," "will," and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission investigation and Justice Department investigation and class action, derivative, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale of any campuses; risks related to competition, general economic conditions, and other risk factors relating to our industry and business  and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time in our other reports filed with the Securities and Exchange Commission.

###

Investors:	Karen M. King
847/585-3899
www.careered.com

Media:	Lynne Baker
847/851-7006

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,161	$187,853
Investments	264,095	259,766
Total cash and cash equivalents and investments	363,256	447,619
Receivables:
Students, net of allowance for doubtful accounts of $29,504 and $28,709 as of June 30, 2007, and December 31, 2006, respectively	45,030	48,564
Other, net	9,229	8,094
Prepaid expenses	39,207	29,621
Inventories	18,375	16,853
Deferred income tax assets	7,105	11,357
Assets held for sale	60,692	63,156
Other current assets	18,725	32,064
Total current assets	561,619	657,328
PROPERTY AND EQUIPMENT, net	341,954	352,270
GOODWILL	380,450	349,760
INTANGIBLE ASSETS, net	45,550	33,984
OTHER ASSETS	24,565	32,321
TOTAL ASSETS	$1,354,138	$1,425,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,311	$12,098
Accounts payable	26,665	30,095
Accrued expenses:
Payroll and related benefits	26,636	27,012
Income taxes	4,586	—
Other	87,742	78,885
Deferred tuition revenue	114,598	132,186
Liabilities held for sale	31,246	31,879
Total current liabilities	302,784	312,155

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	3,304	2,763
Deferred rent obligations	91,660	90,360
Deferred income tax liabilities	16,328	16,527
Other	8,413	7,980
Total long-term liabilities	119,705	117,630

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	13,827	13,477

STOCKHOLDERS’ EQUITY:
Common stock	1,076	1,069
Additional paid-in capital	688,554	666,780
Accumulated other comprehensive income	9,431	5,683
Retained earnings	710,001	675,188
Cost of shares in treasury	(491,240)	(366,319)
Total stockholders’ equity	917,822	982,401
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,354,138	$1,425,663

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended June 30, 2007 and 2006

(In thousands, except per share amounts and percentages)

	% of	% of		% of
	2007	Revenue	2006	Revenue
REVENUE:
Tuition and registration fees	$389,243	96.0%	$435,443	96.2%
Other	16,028	4.0%	17,141	3.8%
Total revenue	405,271	100.0%	452,584	100.0%

OPERATING EXPENSES:
Educational services and facilities	143,958	35.5%	136,663	30.1%
General and administrative	229,717	56.7%	233,405	51.6%
Depreciation and amortization	19,662	4.9%	19,371	4.3%
Goodwill impairment charge	—	0.0%	84,975	18.8%
Total operating expenses	393,337	97.1%	474,414	104.8%
Income (loss) from operations	11,934	2.9%	(21,830)	(4.8)%

OTHER INCOME (EXPENSE):
Interest income	4,132	1.0%	4,679	1.0%
Interest expense	(209)	0.0%	(347)	(0.1)%
Share of affiliate earnings	949	0.2%	696	0.2%
Miscellaneous income (expense)	479	0.1%	(251)	(0.1)%
Total other income	5,351	1.3%	4,777	1.0%

Income (loss) before provision for income taxes	17,285	4.3%	(17,053)	(3.8)%
PROVISION FOR INCOME TAXES	6,287	1.6%	22,959	5.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	$10,998	2.7%	$(40,012)	(8.8)%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(5,873)	(1.4)%	(7,497)	(1.7)%

NET INCOME (LOSS)	$5,125	1.3%	$(47,509)	(10.5)%

NET INCOME (LOSS) PER SHARE - DILUTED:
Income (loss) from continuing operations	$0.116		$(0.413)
Loss from discontinued operations	(0.062)		(0.077)
Net income (loss)	$0.054		$(0.490)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	94,659		96,989

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2007 and 2006

(In thousands, except per share amounts and percentages)

		% of		% of
	2007	Revenue	2006	Revenue
REVENUE:
Tuition and registration fees	$797,531	95.7%	$905,122	96.0%
Other	35,789	4.3%	37,451	4.0%
Total revenue	833,320	100.0%	942,573	100.0%

OPERATING EXPENSES:
Educational services and facilities	288,263	34.6%	278,462	29.5%
General and administrative	448,540	53.8%	465,454	49.4%
Depreciation and amortization	38,443	4.6%	37,760	4.0%
Goodwill impairment charge	—	0.0%	84,975	9.0%
Total operating expenses	775,246	93.0%	866,651	91.9%
Income from operations	58,074	7.0%	75,922	8.1%

OTHER INCOME (EXPENSE):
Interest income	8,836	1.1%	8,973	1.0%
Interest expense	(563)	(0.1)%	(685)	(0.1)%
Share of affiliate earnings	2,661	0.3%	1,599	0.1%
Miscellaneous income (expense)	716	0.1%	(95)	0.0%
Total other income	11,650	1.4%	9,792	1.0%

Income before provision for income taxes	69,724	8.4%	85,714	9.1%
PROVISION FOR INCOME TAXES	25,449	3.1%	61,395	6.5%

INCOME FROM CONTINUING OPERATIONS	$44,275	5.3%	$24,319	2.6%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(9,112)	(1.1)%	(19,129)	(2.0)%

NET INCOME	$35,163	4.2%	$5,190	0.6%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.463		$0.244
Loss from discontinued operations	(0.095)		(0.192)
Net income	$0.368		$0.052

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	95,715		99,631

CAREER EDUCATION CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended
	June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,125	$(47,509)
Adjustments to reconcile net income to net cash provided by (used in)operating activities:
Goodwill impairment charge	—	84,975
Depreciation and amortization expense	19,662	21,942
Bad debt expense	12,513	17,787
Compensation expense related to share-based awards	5,124	4,471
(Gain)/Loss on disposition of property and equipment	(217)	232
Share of affilate earnings, net of dividends received	20	(696)
Changes in operating assets and liabilities, net of acquisition	(43,115)	(72,378)
Net cash provided by (used in) operating activities	(888)	8,824

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition transaction costs	(326)	—
Purchases of property and equipment	(14,518)	(25,608)
Purchases of available-for-sale investments	(79,230)	(190,831)
Sales of available-for-sale investments	99,377	293,513
Other	(197)	(105)
Net cash provided by investing activities	5,106	76,969

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(74,954)	(99,920)
Issuance of common stock	3,846	4,479
Tax benefit associated with stock option exercises	641	1,330
Payments of capital lease obligations and other long-term debt	(1,347)	(95)
Net cash used in financing activities	(71,814)	(94,206)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
CHANGES ON CASH AND CASH EQUIVALENTS	1,207	(20)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(66,389)	(8,433)
DISCONTINUED OPERATIONS CASH ACTIVIITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the period	2,478	1,898
Less: Cash balance of discontinued operations at end of the period	2,457	1,083
CASH AND CASH EQUIVALENTS, beginning of the period	165,529	97,124
CASH AND CASH EQUIVALENTS, end of the period	$99,161	$89,506

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,163	$5,190
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment charge	—	95,364
Depreciation and amortization expense	38,443	42,951
Bad debt expense	20,962	32,263
Compensation expense related to share-based awards	8,225	8,486
(Gain)/Loss on disposition of property and equipment	(216)	255
Share of affilate earnings, net of dividends received	250	(1,599)
Changes in operating assets and liabilities, net of acquisition	(14,568)	(51,449)
Net cash provided by operating activities	88,259	131,461

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of acquired cash	(30,324)	—
Acquisition transaction costs	(1,432)	—
Purchases of property and equipment	(31,330)	(43,151)
Purchases of available-for-sale investments	(288,684)	(552,450)
Sales of available-for-sale investments	286,332	537,285
Other	(191)	(110)
Net cash used in investing activities	(65,629)	(58,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(124,921)	(124,845)
Issuance of common stock	10,990	7,411
Tax benefit associated with stock option exercises	2,566	2,050
Payments of capital lease obligations and other long-term debt	(1,376)	(184)
Net cash used in financing activities	(112,741)	(115,568)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
CHANGES ON CASH AND CASH EQUIVALENTS	1,912	814

NET DECREASE IN CASH AND CASH EQUIVALENTS	(88,199)	(41,719)
DISCONTINUED OPERATIONS CASH ACTIVIITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the period	1,964	3,094
Less: Cash balance of discontinued operations at end of the period	2,457	1,083
CASH AND CASH EQUIVALENTS, beginning of the period	187,853	129,214
CASH AND CASH EQUIVALENTS, end of the period	$99,161	$89,506

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS

For the Three Months Ended June 30, 2007 and 2006

(Dollars in thousands)

	2007	2006

REVENUE:
Academy segment	$40,333	$39,418
Colleges segment	42,399	52,286
Culinary Arts segment	84,574	82,706
Health Education segment	46,440	41,082
International segment	16,531	10,626
University segment	174,983	226,322
Corporate and other (1)	11	144
	$405,271	$452,584

SEGMENT PROFIT (LOSS) (2):
Academy segment	$247	$1,720
Colleges segment	(8,178)	6,953
Culinary Arts segment	7,131	8,384
Health Education segment (3)	2,408	(85,225)
International segment	424	1,179
University segment	21,595	67,494
Corporate and other (1)	(10,744)	(21,639)
	$12,883	$(21,134)

SEGMENT PROFIT (LOSS) PERCENTAGE:
Academy segment	0.6%	4.4%
Colleges segment	(19.3)%	13.3%
Culinary Arts segment	8.4%	10.1%
Health Education segment	5.2%	(207.5)%
International segment	2.6%	11.1%
University segment	12.3%	29.8%

(1)  Operating results of Blish.com and Chefs.com are included in Corporate and other.

(2)  Segment profit equals the sum of income from operations and share of affiliate earnings.

(3)  Health Education segment loss for the three months ended June 30, 2006, includes a goodwill impairment charge of $84,975.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS

For the Six Months Ended June 30, 2007 and 2006

(Dollars in thousands)

	2007	2006

REVENUE:
Academy segment	$82,699	$82,445
Colleges segment	91,914	109,470
Culinary Arts segment	173,271	173,334
Health Education segment	91,311	81,660
International segment	38,431	25,509
University segment	355,558	469,904
Corporate and other (1)	136	251
	$833,320	$942,573

SEGMENT PROFIT (LOSS) (2):
Academy segment	$4,252	$6,401
Colleges segment	(2,939)	16,277
Culinary Arts segment	18,555	22,393
Health Education segment (3)	5,852	(84,012)
International segment	6,631	5,041
University segment	55,318	149,884
Corporate and other (1)	(26,934)	(38,463)
	$60,735	$77,521

SEGMENT PROFIT (LOSS) PERCENTAGE:
Academy segment	5.1%	7.8%
Colleges segment	(3.2)%	14.9%
Culinary Arts segment	10.7%	12.9%
Health Education segment	6.4%	(102.9)%
International segment	17.3%	19.8%
University segment	15.6%	31.9%

(1)  Operating results of Blish.com and Chefs.com are included in Corporate and other.

(2)  Segment profit equals the sum of income from operations and share of affiliate earnings.

(3)  Health Education segment loss for the six months ended June 30, 2006, includes a goodwill impairment charge of $84,975.

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

DAYS SALES OUTSTANDING

	June 30,
	2007	2006
Total revenue during the quarter ended	$405,271	$452,584
Number of days in the quarter ended	91	91
Total revenue per day	$4,454	$4,973
Total receivables, net(1)	$54,259	$53,613
Days sales outstanding	12	11

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	June 30,
	2007	2006
Allowance for doubtful accounts	$29,504	$34,371
Gross student receivables(1)	$74,534	$80,464
Allowance as a percentage of student receivables	39.6%	42.7%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance,		Amounts	Balance,
	Beginning of	Charges	Written-	End of
	Period	to Expense	Off	Period
For the three months ended June 30, 2007	$26,922	$10,994	$(8,412)	$29,504
For the three months ended June 30, 2006	$35,961	$16,590	$(18,180)	$34,371

(1)             Total receivables, net and gross student receivables as of June 30, 2006, have been adjusted from amounts previously reported to eliminate unearned student receivable balances attributable to our INSEEC schools. The adjustments were necessary to conform to our current presentation method.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA REGARDING ASSETS HELD FOR SALE

For the Three Months Ended June 30, 2007 and 2006

(In thousands)

	For the Three Months Ended June 30, 2007			For the Three Months Ended June 30, 2006
	Gibbs	Colleges		Gibbs	Colleges
	Held for Sale	Held for Sale	Total	Held for Sale	Held for Sale	Total
Total revenue	$24,118	$5,530	$29,648	$26,662	$7,539	$34,201
Total operating expenses	30,057	8,724	38,781	36,468	9,719	46,186
Loss from operations	(5,939)	(3,194)	(9,133)	(9,806)	(2,180)	(11,985)
Total other income	21	6	27	12	—	13
Loss before income tax benefit	(5,918)	(3,188)	(9,106)	(9,794)	(2,180)	(11,972)
Income tax benefit	(2,101)	(1,132)	(3,233)	(3,663)	(815)	(4,475)
Net loss from discontinued operations	$(3,817)	$(2,056)	$(5,873)	$(6,131)	$(1,365)	$(7,497)

Student starts	1,180	150	1,330	1,190	200	1,390
Student population	5,600	1,000	6,600	4,800	1,200	6,000

CAREER EDUCATION CORPORATION

JULY 2007 SEGMENT STUDENT START INFORMATION

	For the Month Ended July 31,
	2007	2006
STUDENT STARTS:
Academy segment	1,920	1,730
Colleges segment	1,130	1,270
Culinary Arts segment	1,990	1,730
Health Education segment	1,060	1,060
International segment	60	—
University segment	7,040	5,800
	13,200	11,590
Gibbs held for sale	1,560	1,630
Colleges held for sale	520	390

CAREER EDUCATION CORPORATION
2007 TEACH-OUT SEGMENT INFORMATION - CONTINUING OPERATIONS
(Dollars in thousands)

	For the Three Months Ended,
	March 31, 2007	June 30, 2007
REVENUE:
Academy segment	$1,854	$1,693
College segment	4,040	3,393
Health Education segment	174	85
	$6,068	$5,171
SEGMENT LOSS:
Academy segment	$(323)	$(792)
College segment	(2,068)	(6,437)
Health Education segment	(300)	(281)
	$(2,691)	$(7,510)
SEGMENT LOSS PERCENTAGE:
Academy segment	(17.4)%	(46.8)%
College segment	(51.2)%	(189.7)%
Health Education segment	(172.4)%	(330.6)%
STUDENT STARTS:
Academy segment	74	80
College segment	78	68
Health Education segment	—	—
	152	148

STUDENT POPULATION AS OF:	April 30, 2007	July 31, 2007
Academy segment	456	322
College segment	692	495
Health Education segment	36	6
	1,184	823

CAREER EDUCATION CORPORATION
2006 TEACH-OUT SEGMENT INFORMATION - CONTINUING OPERATIONS
(Dollars in thousands)

	For the Three Months Ended,				For the Twelve Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
REVENUE:
Academy segment	$1,875	$1,673	$1,829	$1,899	7,276
College segment	5,348	4,402	4,892	5,557	20,199
Health Education segment	716	702	655	401	2,474
	$7,939	$6,777	$7,376	$7,857	$29,949
SEGMENT LOSS:
Academy segment	$(436)	$(735)	$(525)	$(279)	(1,975)
College segment	(1,928)	(2,142)	(1,563)	(4,038)	(9,671)
Health Education segment	(117)	(289)	(322)	(166)	(894)
	$(2,481)	$(3,166)	$(2,410)	$(4,483)	$(12,540)
SEGMENT LOSS PERCENTAGE:
Academy segment	(23.3)%	(43.9)%	(28.7)%	(14.7)%	(27.1)%
College segment	(36.1)%	(48.7)%	(32.0)%	(72.7)%	(47.9)%
Health Education segment	(16.3)%	(41.2)%	(49.2)%	(41.4)%	(36.1)%
STUDENT STARTS:
Academy segment	92	87	137	102	418
College segment	140	126	199	218	683
Health Education segment	76	55	47	0	178
	308	268	383	320	1,279

STUDENT POPULATION AS OF:	April 30, 2006	July 31, 2006	October 31, 2006	January 31, 2007
Academy segment	470	486	494	460
College segment	890	865	953	816
Health Education segment	199	187	131	67
	1,559	1,538	1,578	1,343